Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT (sometimes “Lease” and/or “Lease Agreement”), made and entered into by and between 321 Wilson Drive, L.L.C., a Missouri limited liability company or its assigns, hereinafter referred to as “Landlord”, and Continental Commercial Products, LLC, a Delaware Limited Liability Company authorized to do business in the State of Missouri, hereinafter referred to as “Tenant”  effective the 25th day of March, 2015.

WITNESSETH:

1.	Premises and Term.

a.	Demised Premises. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants thereof, Landlord at Landlord’s expense hereby leases to Tenant the premises containing approximately 18 acres of land and 534,000 square feet of warehouse space located at 321 Wilson Drive, Jefferson City, Missouri 65109, as more particularly identified on Exhibit A, which is attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the premises and together with other improvements situated upon said land and premises (said land and premises and improvements hereinafter referred to as the “Demised Premises”).

b.	Reserved Parking for Tenant. Tenant shall have 120 reserved parking spaces for its employees, agents and invitees in such locations as are identified on Exhibit A. Landlord shall not be liable or responsible for any loss, damage or destruction to vehicles or personal property contained therein which are parked in the parking areas, nor will Landlord be responsible for injury to Tenant or any employee or business invitee or Tenant using said parking areas, except as arises from Landlord’s negligence or misconduct.

c.	Landlord’s Offices, Reserved Parking, and Building Manager. Landlord’s current office space located within the Demised Premises are hereby reserved for the Landlord and specifically excluded from this Lease. As such, Landlord shall have all control over and rights to continue to access said offices 24/7 365 days a week with full ingress and egress and reserved parking rights for its office staff. Landlord’s reserved parking spaces are in the location identified on Exhibit A. Furthermore, Landlord’s property manager shall have access to the Demised Premises at all times in order to perform his property management duties; provided, however, that Landlord’s property manager’s performance of his property management duties shall not interfere with Tenant’s quiet enjoyment of the Demised Premises and business operations generally at the Demised Premises.

d.	“As Is” Condition. TENANT AGREES THAT IT IS TAKING THE DEMISED PREMISES "AS IS, WHERE IS" AND "WITH ALL FAULTS," AND, EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, LANDLORD EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES, OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED CONCERNING THE PROPERTY INCLUDING WITHOUT LIMITATION WARRANTY OF MERCHANTABILITY AND HABITABILITY.

e.	Tenant Improvements. Tenant shall be solely responsible for all Tenant Improvements and costs associated therewith; provided, however, that Tenant shall have the right to a certain Tenant Improvement Allowance (as defined below). No improvements, alterations, modifications, decorations, additions and improvements (“Tenant Improvements”) (distinguished from trade fixtures and personal property) shall be made by Tenant without Landlord’s prior approval which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing to the contrary, throughout the initial term and any renewal terms, Tenant shall have the right to make non-structural alterations to the Premises under $50,000.00 without any consent from Landlord. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations.

f.	Tenant Improvement Allowance. Notwithstanding any other provision of this Lease to the contrary, Landlord shall provide Tenant with a Tenant Improvement Allowance up to $534,000 (the “Tenant Improvement Allowance”), and Landlord’s reimbursement payments hereunder shall not be unreasonably withheld or delayed. Upon Tenant making an approved Tenant Improvement, with said approval not to be unreasonably withheld, Tenant shall submit the actual invoice applicable to the Tenant Improvement. So long as Tenant has not exceeded the Tenant Improvement Allowance, Landlord shall pay the invoice directly to the applicable vendor within the time period set forth for payment within said invoice along with any penalties, fees or assessments in connection with late payments thereof. In the event that Tenant makes Tenant Improvements which costs exceed the Tenant Improvement Allowance, Tenant will be solely responsible for paying any such excess costs. Notwithstanding anything to the contrary, in the event that Tenant’s improvements, alterations, operations or activities at or in the Demised Premises requires that the sprinkler system in the Demised Premises be changed, modified, or reconfigured, then any such changes, modifications, and reconfigurations and all costs applicable thereto shall be the sole cost and expense of Tenant and Tenant may not use the Tenant Improvement Allowance to pay for them.

g.	Term. Tenant agrees that the provisions and terms of this Lease Agreement are effective and binding the date first written above and that, subject only to the right to terminate this Lease Agreement early pursuant to Subsection j. of this Section 1. of this Lease, Tenant agrees to lease the Demised Premises from the Landlord upon the terms and conditions of this Lease with the Lease rental term commencing on August 1, 2015 (hereinafter referred to as “the Commencement Date”) and ending July 31, 2026 (sometimes hereinafter referred to as “Lease Term”) for a for a term of 132 months.

h.	Renewal. Tenant shall have the right and option to renew the this Lease for all or a portion of the Demised Premises for 2 renewal periods of 5 years each on the terms and conditions hereof provided that Tenant is not then in default hereunder and provided that Tenant notifies Landlord in writing at least one hundred eighty days (180) prior to the expiration of the then current term. The renewal period shall be referred to as an "Extended Term". The terms and conditions of any Extended Term shall be the same as those of the original Lease Term except that rent shall be as set forth in Section 2 below.

i.	Early Access. Tenant will be granted access to the Demised Premises upon the execution of this Lease to allow for installation and processing of its equipment, tenant improvements, and limited production work to be done by Tenant’s employees; provided, however, that Tenant delivers to Landlord a reasonably acceptable Certificate of Insurance and has waived its right to cancel the Lease as provided below in Subsection j. of this Section 1. Notwithstanding the foregoing to the contrary, Tenant will not have access to the 70,000 square feet of high bay space as well as the 15,000 square feet where Landlord’s equipment is currently located. Said 70,000 and 15,000 square feet areas shall be made available to Tenant on August 1st, 2015.

j.	Intentionally omitted

k.	Landlord Incentive Payment. Landlord shall pay Tenant $1,700,000 in certified funds or other cash equivalent on or before March 15, 2015 (the “Incentive Payment”). In the event that Landlord fails to make the Incentive Payment in full on or before five (5) days after the aforesaid date, then Tenant shall have the option, in its sole discretion to terminate this Lease in which event, Landlord shall pay tenant immediately (and in no event later than five (5) days after the date of Tenant’s demand) an amount equal to actual damages caused by Landlord’s failure to make such payment.

2.	Upon Landlord’s payment of the Incentive Payment, Tenant shall pay Landlord initial rent in the amount of $10,908.33 per month on the last day of each month thereafter beginning on March 31, 2015 (which first payment shall be prorated) until January 1, 2016 (“Initial Rent”). Thereafter rent shall be paid in advance on or before the first day of each month during the Lease term except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated. Except as otherwise provided herein, Tenant’s covenant to pay rent shall be independent of every other covenant set forth in this Lease, and Tenant shall have no right of deduction or set-off whatever. Monthly Rent for the term of the Lease shall be paid in the following amounts:

Lease Dates Beginning August 1, 2015	Lease Rate/PSF	Monthly Rate
Months 1-5	Abated (except Initial Rent as provided above)	$0 except Initial Rent of $10,908.33 as provided above.
Months 6- 48	$3.11	$138,395
Months 49 – 72	$3.21	$142,845
Months 73 – 96	$3.31	$147,295
Months 97 – 121	$3.41	$151,745
Months 122 – 132	$3.51	$156,195

a.	Upon Tenant renewing this Lease, if Landlord and Tenant cannot agree to the rental amount at least 30 days prior to the beginning of the Extended Term, then the rental for the next Extended Term shall be the then fair market rental rate for property and leases comparable to the Premises and this Lease as determined by one Real Estate Appraiser selected by Landlord and one Real Estate Appraiser selected by Tenant. The fair market rental rate shall be that rate selected by the two Appraisers selected by the parties. If said two Appraisers cannot agree upon a fair market rental rate, then a third Real Estate Appraiser shall be selected by the other two Appraisers and the average of the three Appraisers shall be the fair market rental rate for the Premises. Landlord and Tenant shall equally share the cost of said appraisals.

3.	Delinquent Payment. In the event Tenant fails to pay any installment of rent or any other payment due hereunder as and when such payment is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to the lesser of twelve percent (12%) or the maximum lawful rate of interest for any such payment, with all such late payments bearing interest daily from the date payment is due until, and including, the date payment is made; provided, however, that the aforesaid interest shall not begin to accrue unless and until payment is not received by Landlord within ten (10) days after the due date. Upon the second occurrence of Tenant’s failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other remedies and shall not be construed as liquidated damage or as limiting Landlord's remedies in any manner.

4.	Security Deposit. Tenant shall also pay to Landlord concurrently with the execution of this Lease the sum of $142, 845 to be retained by Landlord as security ("Deposit") for the faithful performance by Tenant of all of the provisions, conditions, and covenants of this Lease. At no time during the Term shall Tenant construe the Deposit to be rent or elect to apply the same to any other sums due and payable by Tenant hereunder. In the event of a default of any kind or nature by Tenant under this Lease, Landlord may elect to retain the applicable portion of the Deposit to offset the same against the actual loss or damage sustained, or expend so much thereof as may be necessary to cure any such default, but the liability of Tenant shall only be discharged proportionately should the Deposit be insufficient to satisfy the debts due or damages incurred by Landlord. If at any time during the term Landlord should use the Deposit as aforementioned, then Tenant agrees to promptly replace the sum expended upon demand by Landlord. Nothing contained in this Article shall require or be deemed to require Landlord to resort to the Deposit prior to exhausting any and all other rights and remedies available against Tenant nor shall anything contained herein be construed to deprive Landlord of any other remedy, whether at law, in equity, or reserved under this Lease should Landlord resort to the Deposit pursuant to this Section. Landlord shall not pay Tenant any interest on the Deposit nor be required to maintain the same separately from other funds of Landlord. Landlord shall return the Deposit or so much to Tenant thereof as has not heretofore been applied by Landlord for the purposes stated herein, without interest or other increment, upon Landlord’s determination that upon expiration of the Lease Tenant has complied with all terms of this Lease, without default of any nature whatsoever.

5.	Use. The Demised Premises shall be used and occupied by Tenant for manufacturing and warehouse space and for any other lawful purpose approved by Landlord. Tenant shall not use or occupy nor permit the Demised Premises or any part thereof to be used or occupied, nor permit anything to be done in or on the Demised Premises, in a manner that will in any way violate any certificate of occupancy affecting the Demised Premises or the building or which will cause or be likely to cause structural damage to the building or any part thereof, or which will constitute a public or private nuisance, and shall not use or occupy or permit the Demised Premises to be used or occupied in any manner that will violate any existing laws or regulations of any governmental authority. Tenant covenants and agrees with Landlord to obey such rules and regulations for the use and operation of the Demised Premises and building as may be designated by Landlord, provided that such rules and regulations shall apply uniformly to all of the tenants of the building. Tenant’s stock in trade and fixtures in the Demised Premises shall be at the sole risk of Tenant, unless otherwise provided in this Lease.

6.	Taxes.

a.	Landlord agrees to pay all real estate taxes applicable to the Demised Premises. Notwithstanding the foregoing to the contrary, in the event that any real estate taxes applicable to the Demised Premises are not abated by the City of Jefferson and/or the County of Cole (the “Local Authorities”) due to Tenant’s failure to comply with its agreement with the Local Authorities to provide the number of the new jobs promised by Tenant, at least but not more than 150, then Tenant shall be responsible for paying any such real estate taxes that are not abated and result from Tenant’s failure to meet in a proportionate amount that is equal to the number of jobs to which Tenant falls short as compared to 150. For example, if Tenant only provides 100 jobs then Tenant shall be responsible for 33.33% of the total real estate taxes applicable to the Demised Premises had none of it been abated (50/100=33.33%). Landlord shall reasonably cooperate with Tenant’s application for and ongoing efforts to obtain and maintain the aforesaid agreement with the Local Authorities.

b.	To the extent that Personal Property Taxes are not abated by the Local Authorities for the benefit of Tenant, Tenant agrees to pay all personal property taxes applicable to any and all of its Trade Fixtures, equipment and personal property. Landlord shall reasonably cooperate with Tenant’s application for and ongoing efforts to obtain and maintain any such abatements from the Local Authorities.

7.	Utilities. Beginning June 1, 2015, Tenant shall have all utilities accounts put in its name. Thereafter, during the Lease Term, Tenant shall pay for all water, gas, heat, light, power, trash, electricity, telephone services, and all other utilities, including, but not limited to, sewer use charges, used on or from the Demised Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the Demised Premises and Tenant shall release and hold harmless Landlord from any liability arising from any such interruption.

8.	Initial Condition and Compliance Requirements; Landlord’s Repairs.

a.	All electrical (including all substations and transfer switches), mechanical, HVAC, water chillers, water systems, process pipe, and corresponding equipment existing in the Demised Premises are intact and shall be in good working order upon the Landlord providing access to the Demised Premises to the Tenant. Landlord shall deliver all building systems in good repair and good working order. Landlord shall provide Tenant with written certification from a qualified contractor that all building systems and equipment including HVAC and dock equipment have been properly maintained and are in good working order.

b.	Landlord shall deliver the Demised Premises in full compliance with all applicable building regulations and codes for restrooms, use, zoning, fire life safety, racking system codes, rated corridors and exiting requirements which are in effect, including but not limited to, ADA and seismic codes. Landlord shall thereafter be responsible for any future compliance with regulations and codes as described above to the extent any such compliance work is required outside of the Demised Premises.

c.	Landlord, at its sole cost and expense, shall keep, maintain, repair and replace, if necessary, the foundation, floor slabs, exterior walls, roof structure and membrane, the exterior parking areas of the Premises and the electrical, gas, and plumbing systems (including the existing switch gear and transformers within the Demised Premises).

d.	Notwithstanding the foregoing to the contrary, since Tenant took the Demised Premises "As Is" and is responsible for determining what Tenant Improvements it desires to make (as approved by Landlord pursuant to Subsection e. of Section 1.), Landlord shall not be responsible for maintaining, repairing, or replacing any of said aspects of the Demised Premises to a condition that is better than the condition said aspects are in after Tenant has completed its Tenant Improvements. Notwithstanding the foregoing to the contrary, in the event that it is determined prior to December 31, 2105 that any of the Certifications or representations referenced above in Subsections a. and b. of this Section 8 are determined to be inaccurate, then Landlord shall be responsible for putting the applicable aspects of the Demised Premises in Certified or represented condition.

e.	Landlord shall be responsible for all lawn care, landscaping and snow removal at its sole cost.

f.	Upon written demand by Tenant to Landlord that repairs under this Section 8 are necessary, Landlord shall use its best efforts to make repairs with all reasonable diligence as the circumstances may require. Notwithstanding the foregoing, nothing herein shall relieve Landlord of its obligation to make necessary repairs to the building that it becomes aware of and for which it is responsible for hereunder whether or not notified of the need of such repair by Tenant. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in the Demised Premises. In the event Landlord does not commence repairs that are Landlord’s responsibility hereunder within five (5) days of being notified in writing of the necessity for the same, Tenant may undertake said repairs, the cost of which shall be paid by Landlord, and if not so paid immediately (and in no event later than forty-five (45) days after Tenant’s demand therefor), Tenant may offset such against any rent payments due or to be come due hereunder.

g.	Subject to Section 9(f) below, Landlord represents, warrants and covenants that the Leased Premises complies with all applicable statutes, ordinances, rules, regulations, orders and requirements, and that it is and shall remain at all times in full compliance with all applicable building and zoning codes. Landlord further warrants that there are no conditions on the Leased Premises which would constitute a violation of any applicable federal, state or local environmental law, rule regulation or code, nor which would, under any existing federal, state or local environmental laws, rules, regulations, or codes, or require any remediation or cleanup. Landlord agrees to indemnify and hold Tenant harmless for any such violations or deficiencies and shall further hold harmless and indemnify Tenant for any environmental liability arising from any condition of the Premises existing on the date this Lease Agreement is executed (but specifically excluding any environmental liability arising due to the Tenant’s Use of the Demised Premises), including, but not limited to:

i.	indemnification for all costs, if any, incurred in curing, correcting, cleaning up or otherwise eliminating any environmental contamination of the Leased Premises;

ii.	indemnification for any and all liability under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq.. and/or the applicable state statute or regulation; and

iii.	indemnification for any and all liability, including fines and penalties, incurred under any other federal or state environmental statute.

Landlord's liability under this Subsection d. shall extend to and include all costs, expenses and reasonable attorneys' fees incurred or sustained by Tenant in making any investigation on account of any such claim, demand, loss, liability, cost, charge, suit, order judgment or adjudication, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and in enforcing any of the agreements herein contained.  Notwithstanding anything to the contrary in this Lease Agreement, all Landlord environmental liabilities are subject to Section 9(f) below.

9.	Tenant’s Repairs.

a.	Tenant shall repair and pay for any damage of the building containing the Demised Premises caused by Tenant, or Tenant’s employees, agents, servants, invitees or guests, or caused by Tenant’s default hereunder.

b.	Tenant shall at its own cost and expense keep and maintain all parts of the Demised Premises (except those for which Landlord is expressly responsible under the terms of this Lease), including but not limited to all equipment and fixtures located therein or thereon, in good condition, promptly making all necessary repairs and replacements.

c.	Upon Landlord meeting its responsibilities pursuant to Section 8, Subsection a., Tenant shall thereafter provide all service, maintenance and repair (“Service”) (except as otherwise provided below with respect to Landlord’s replacement obligations) to all garage doors, mechanical systems and equipment, heating, ventilating and air conditioning equipment, water chillers, water systems, process pipes, and corresponding equipment existing (the “Mechanical and HVAC”) servicing the Demised Premises. Tenant is required to Service the Mechanical and HVAC (including the chillers) as necessary to keep it in good repair and properly maintained. The Service work shall be performed by reputable contractors who shall be approved by Landlord which approval shall not be unreasonably withheld. A record of the Service shall be maintained by the Tenant and provided to Landlord upon Landlord’s request. Tenant shall be solely responsible for all Service labor and material costs. Notwithstanding the foregoing to the contrary, in the event the Mechanical and HVAC needs to be totally replaced (and such replacement is not the result of the negligence or misuse of Tenant, its employees, agents, customers or invitees, or the failure of Tenant to maintain the Mechanical and HVAC equipment as set forth above), then Landlord shall replace such Mechanical and HVAC equipment at its sole cost and expense. Notwithstanding the foregoing to the contrary, Landlord shall not be responsible for replacing any of the garage doors of the Demised Premises.

d.	Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents, servants, invitees or guests.

e.	Except as otherwise provided herein, before undertaking repairs to the Demised Premises (other than minor interior non-structural and emergency repairs), Tenant shall first obtain Landlord’s approval of the plans and specifications, and Landlord’s approval shall not be unreasonably withheld.

f.	Tenant represents, warrants, and covenants that in the operation of its business in the Premises that it shall comply with all applicable statutes, ordinances, rules, regulations, orders and requirements, and that said business shall be in full compliance with all applicable building and zoning codes. Tenant further warrants that it will not create any conditions on the Premises or operate its business at the Premises which would constitute a violation of any applicable federal, state or local environmental law, rule regulation or code, nor which would, under any existing federal, state or local environmental laws, rules, regulations, or codes, or require any remediation or cleanup. Notwithstanding anything to the contrary, Tenant agrees to indemnify and hold Landlord harmless for any such violations or deficiencies and shall further hold harmless and indemnify Landlord for any environmental liability arising from any condition of the Premises, including, but not limited to:

i.	indemnification for all costs, if any, incurred by Landlord in curing, correcting, cleaning up or otherwise eliminating any environmental contamination of the Premises;

ii.	indemnification for any and all liability of Landlord under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq.. and/or the applicable state statute or regulation; and

iii.	indemnification for any and all liability, including fines and penalties, incurred under any other federal or state environmental statute.

Tenant's liability under this Subsection f. shall extend to and include all costs, expenses and reasonable attorneys' fees incurred or sustained by Landlord in making any investigation on account of any such claim, demand, loss, liability, cost, charge, suit, order judgment or adjudication, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and in enforcing any of the agreements herein contained. Upon expiration or termination of the lease, to ensure that Tenant has complied with the provisions of this Subsection f., Tenant shall have a Phase I Environmental Inspection performed.  In the event that the Phase I identifies the need for a Phase II Environmental Inspection, the Tenant shall have a Phase II Inspection performed.  If the Phase I or the Phase II inspection identifies any conditions that would be in violation of this Subsection f., then Tenant shall remedy the condition as provided in this Subsection f. at its sole cost and expense and shall further comply with all requirements of this Subsection f. The Tenant shall not be responsible, nor shall a Phase II inspection be required, for any matters shown on the “Baseline Phase I” dated 05/01/2014 conducted by Midwest Environmental Consultants and provided to the Tenant by the Landlord on or near even date with the effective date of this Lease. The parties further acknowledge and agree that the tenant, during the course of its initial concrete work with respect to the Tenant Improvements, will cause to be done an additional environmental inspection involving an examination of the soil where the concrete is to be cut in connection with the Tenant Improvements, and anything discovered during such inspection in violation of Landlord’s representations and warranties under Section 8 of this Lease Agreement shall be and remain the responsibility of the Landlord to remedy as provided in said Section 8.

10.	Signs. Tenant shall have the right to install signs upon the premises, at its own cost and expense, only when first approved by Landlord, which approval shall not be unreasonably withheld, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs upon termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal.

11.	Leasehold Improvements; Removal and Restoration by Tenant; Structural and System. All leasehold improvements, alterations, modifications, decorations, additions and improvements (distinguished from trade fixtures, equipment and personal property) made by Tenant, or made by Landlord on Tenant’s behalf by agreement under this Lease, shall be deemed a part of the Demised Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. Upon the expiration or earlier termination hereof, Tenant may remove, in a good and workmanlike manner, all of its trade fixtures, equipment and personal property, and shall repair any damage caused by such removal. All trade fixtures, equipment and personal property not removed by Tenant upon the expiration or termination of this Lease shall become the property of Landlord. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for removing anything other than its trade fixtures, equipment and personal property; and, Landlord acknowledges and agrees that Tenant shall not be responsible for the removal (or cost of removal) as to any structural or system improvements to the Demised Premises.

12.	Inspection. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Demised Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Demised Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; provided, however, that any such inspections and repairs shall be conducted in accordance with the terms otherwise provided herein and Landlord shall provide Tenant with twenty-four (24) hours advance notice of any such inspections and repairs except in the event of emergency. During the period that is one (1) year prior to the end of the term of this Lease or any Extended Term, unless Tenant has exercised its option to renew this Lease, Landlord and Landlord’s agents and representatives shall have the right to enter the Demised Premises at any reasonable time during business hours with twenty-four (24) hours advance notice for the purpose of showing the Demised Premises and shall have the right to erect on the Demised Premises a suitable sign indicating the Demised Premises are available. Tenant shall give written notice to Landlord at least ninety (90) days prior to vacating the Demised Premises and shall arrange to meet with Landlord for a joint inspection of the Demised Premises prior to vacating.

13.	Assignment and Subletting. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Demised Premises, without Landlord's prior written consent, which consent may not be unreasonably withheld. Notwithstanding any assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an event of default as hereinafter defined, if the Demised Premises or any part hereof are then assigned or sublet, the Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or sub-Tenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. Tenant shall have the right to assign or sublease to any entities owned by, or affiliated with Tenant, without consent from Landlord but with prior written notice. As used in the prior sentence, the term, “affiliate”, shall mean any person or entity which directly or indirectly, controls, is controlled by, or is under common control with the Tenant. Any such assignment to an owned entity or affiliated does not relieve Tenant of its responsibility to remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Notwithstanding anything to the contrary in this Lease Agreement, Landlord anticipates assigning this Lease Agreement and shall have the right to freely assign this Lease Agreement without the prior consent of Tenant.

14.	Return of Demised Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender and return the Demised Premises to Landlord in substantially the same condition and cleanliness as when received at the commencement of the Lease, except that any structural or system Tenant Improvements may remain, at Tenant’s sole discretion, and not be subject to the aforesaid restoration requirement as to the Demised Premises. Tenant and Landlord shall arrange a joint inspection of the Demised Premises with respect to any obligation to be performed therein by Tenant including, without limitation, the necessity of any repair, maintenance or restoration from damages caused by the Tenant of the Demised Premises. Except as provided herein regarding structural and system Tenant Improvements, Tenant shall remove all alterations, additions or improvements made by Tenant within the Demised Premises including, without limitation, all fixtures and trade fixtures, regardless of how attached and all voice, video, data and other telecommunications wiring, cabling and equipment installed by or on behalf of Tenant in or about the Property. Notwithstanding the aforesaid, upon Landlord’s written election, any such alterations, additions or improvements (other than trade fixtures, equipment and piping) shall become the property of Landlord and shall remain within the Demised Premises. Tenant shall repair any damage to the Demised Premises caused by the removal of Tenant’s improvements. All such work shall be performed in a good and workmanlike manner, using contractors and materials approved by Landlord; and all such repairs and restoration shall be in compliance with all Laws. In the event Tenant fails to return the Demised Premises to Landlord as aforesaid prior to the termination of this Lease, Tenant shall be liable for the costs thereof, which liability shall survive the Term.

15.	Holdover. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Demised Premises to Landlord, without notice or demand. If Tenant shall remain in possession of the Demised Premises after the termination of this Lease and hold over for any reason without Landlord’s consent, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord's election, Tenant shall be deemed a holdover tenant and shall pay to Landlord monthly Rent equal to one hundred fifty percent (150%) of the total Rent payable hereunder during the last month prior to any such holdover, as well as any other actual damages incurred by Landlord as a result of such holdover. Should any of Tenant's property remain within the Demised Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of such property at Tenant's cost and expense.

16.	Indemnity of Landlord. Landlord shall not be liable for any damage to the Demised Premises or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether the injury is caused by or results from: (a) fire, steam, electricity, water or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Demised Premises, or from other sources or places. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims arising from (i) Tenant's use of the Demised Premises, or from the conduct of Tenant's business in or about the Demised Premises; (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease; (iii) the negligence of the Tenant, or any of Tenant's agents, contractors or employees; (iv) against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceedings brought thereon. In no event, however, shall Landlord be entitled to indemnification under this Section if such claim arises from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or arising from any negligence of the Landlord, or any of Landlord’s agents, contractors or employees.

17.	Indemnity of Tenant. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or arising from the negligence of the Landlord, or any of Landlord’s agents, contractors or employees, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon. In no event, however, shall Tenant be entitled to indemnification under this Section if such claim arises from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant’s agents, contractors or employees.

18.	Condemnation. If the whole of the Demised Premises or any substantial portion of the Property shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by purchase under threat of condemnation (collectively, “Condemned”), this Lease shall automatically terminate effective as of the taking date. In the event only a portion of the Demised Premises is Condemned, either party shall have the right to terminate this Lease effective as of the taking date, provided the remaining portion of the Demised Premises are untenantable for Tenant’s use and Landlord cannot find alternate space reasonably satisfactory to Tenant within the Property to replace that portion of the Demised Premises which is Condemned. In the event this Lease is not terminated in full, then this Lease shall terminate on the taking date only as to that portion of the Demised Premises so Condemned, and the Rent and other charges payable by Tenant shall be reduced in proportion to that portion of the Demised Premises which is Condemned. Landlord shall be entitled to the entire Condemnation award for all realty and improvements. Tenant shall have no right to claim or receive any award for any unexpired term of this Lease, or for any unexercised renewal or expansion options; and Tenant shall only be entitled to an award for Tenant's personal property, trade fixtures, Tenant Equipment and Piping, and the unamortized portion of any improvements which were installed with the Landlord’s approval within the Demised Premises by Tenant at Tenant’s cost, provided Tenant independently petitions the Condemning authority for same, and further provided any such award does not reduce or adversely affect Landlord’s award.

19.	Insurance. Tenant shall maintain in full force and effect throughout the term of this Lease the following insurance policies: (a) commercial general liability insurance, on an occurrence basis, in amounts of not less than a per occurrence limit of $2,000,000, with not less than a $3,000,000 general aggregate applying to the Property, or such other amounts as Landlord (or Landlord’s then current mortgage company) may from time to time reasonably require, insuring Tenant, against all liability or injury to or death of persons, or damage to property, arising from the use and/or occupancy of the Demised Premises by Tenant or any of Tenant’s agents, employees, licensees, invitees or contractors; (b) contractual liability insurance coverage sufficient to cover Tenant’s indemnity obligations under Section 17 hereof; (c) special form or all-risk property insurance covering the full value of all property within the Demised Premises including, without limitation, Tenant’s equipment, inventory, trade fixtures and supplies, all interior finish constructed by either Landlord or Tenant within the Demised Premises, all alterations and improvements made by or on behalf of Tenant within the Demised Premises, and all property of any third persons placed or otherwise located within the Demised Premises; (d) worker’s compensation insurance (to the extent required by law) in statutory form and amounts containing a waiver of subrogation and endorsement acceptable to Landlord; and (e) business interruption insurance, in such amounts as will reimburse Tenant for 100% of all direct and indirect loss of earnings attributable to prevention of access to or use of the Demised Premises, or any additional costs incurred in connection therewith. All insurance deductibles under Tenant’s insurance coverages shall be the sole responsibility of Tenant without right of reimbursement from Landlord for any reason. Tenant’s insurance shall be primary and non-contributing with or in excess of any insurance coverage carried by Landlord. All policies of insurance shall contain a cross liability endorsement and be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Each policy of insurance shall insure Tenant, and shall name Landlord, Landlord’s manager, Landlord’s lenders and their respective affiliates as additional insureds, all as their respective interests may appear. Tenant acknowledges that Landlord makes no representations that the aforesaid required insurance coverages and limits will necessarily be adequate to protect Tenant and, except as otherwise specifically set forth in this Lease, such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord under this Lease. Prior to taking occupancy, Tenant shall furnish certificates of all insurance required hereunder to be carried by Tenant, executed by a duly authorized representative of each insurer, or such other evidence reasonably satisfactory to Landlord of the maintenance of all insurance coverages required hereunder; and Tenant shall provide written notice to Landlord within ten (10) days after Tenant’s receipt of notice of cancellation or non-renewal. All such insurance policies shall be in a form, and issued by companies reasonably satisfactory to Landlord, and with a Best’s rating of A-:VIII. Failure of Landlord to demand any insurance certificate or other evidence with these insurance requirements, or failure of Landlord to identify a deficiency from evidence that is provided by Tenant to Landlord, shall not be construed as a waiver of Tenant’s obligation to maintain such coverage. For purposes of this Section, the term, “affiliate”, shall mean any person or entity which directly or indirectly, controls, is controlled by, or is under common control with the party in question. Tenant shall not do any act which may make void or voidable any insurance on the Demised Premises or Property. In the event Tenant fails to carry any of the above insurance, or provide Landlord with evidence of the same, Tenant shall immediately be in Default under this Lease and, in addition to all other rights and remedies afforded Landlord herein, Landlord shall have the right to procure such insurance on behalf and at the expense of Tenant. Notwithstanding anything to the contrary in this Lease, it is agreed that, except for Landlord’s right to recover against any liability policies herein required to be carried by Tenant, Landlord and Tenant hereby mutually waive any and all right of recovery against one another, directly, by way of subrogation or otherwise, due to the negligence of either party, their agents or employees, for real or personal property damage occurring to the Demised Premises, the Property, or any personal property located therein, or from loss of income (whether or not such insurance is actually carried). Each party shall have the affirmative duty to inform their respective insurance carriers of this Section and the mutual waiver.

20.	This Lease is subject and subordinate to all mortgages, deeds of trust, easements, right-of-ways, encumbrances, indentures, trustees agreements, ground or master leases, or other conditions of survey or title, in place, of record, on the effective date of this lease, as well as to any extensions, modifications thereof or any finance or refinancing documents executed by permitted Landlord assignees (collectively, “Senior Rights”). Notwithstanding the aforesaid, the holder of any Senior Right may elect, at any time, unilaterally, to subordinate its Senior Right to this Lease. Tenant hereby waives its right under any current or future Law which gives Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure or sale of the Property or any interests therein. Upon the written request of Landlord or the holder of any Senior Right, Tenant shall execute a commercially reasonable subordination, non-disturbance and attornment agreement evidencing its agreement to attorn to the holder of the Senior Rights, and providing that Tenant's possession of the Demised Premises will not be disturbed so long as Tenant continues to perform its obligations under this Lease. In the event Tenant should fail or refuse to execute any instrument required under this Section within fifteen (15) days after Landlord's request, Landlord shall be granted a limited power of attorney to execute such instrument in the name and on behalf of Tenant. At the written request of Landlord or the holder of any Senior Right, Tenant shall give notice to said holder of any material default by Landlord under this Lease and afford to said holder a reasonable opportunity to cure such default on behalf of Landlord. Either the Landlord or the Tenant shall have the right to record a memorandum of this lease in the applicable office of the recorder or registry of deeds, and each party shall reasonably cooperate with the other in this regard, including without limitation, signing and delivering any such memorandum of lease.

21.	Liens. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord; nor shall Tenant permit any mechanic’s or other lien to be filed against the Property or any interests therein of Landlord. In the event Tenant authorizes, contracts or otherwise undertakes to perform or provide any construction, alterations, installations or other work or materials to the Demised Premises for which a mechanic’s lien or other lien can be filed, Tenant shall deliver to Landlord enforceable, unconditional and final lien releases or waivers for all such work and materials upon completion of such work. Should Tenant cause or permit any mortgage, lien or other encumbrance (singularly or collectively, "Encumbrance") to be filed, against the Demised Premises or the Property, Tenant shall dismiss or bond against the same within thirty (30) days after the filing thereof. If Tenant fails to remove or bond against said Encumbrance within said thirty (30) days, Tenant shall be in Default; and in addition to all other rights and remedies afforded Landlord under this Lease, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorney’s fees, to remove said Encumbrance. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity. Tenant hereby acknowledges and agrees that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone in possession of the Demised Premises through or under Tenant, and that no mechanics’ or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in the Demised Premises. Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold its consent to Tenant’s lender’s request for a commercially reasonable Landlord’s Consent and Waiver or other such document, providing Landlord notice and access to the Demised Premises by such lender in the event of a default by Tenant relating to Tenant financing secured by collateral which includes Tenant’s Equipment and trade fixtures.

22.	Waiver of Landlord’s Liens. Landlord agrees that it does not have any “landlord’s lien” or any other rights or interests applicable to or in connection with the Tenant’s property, equipment or inventory located within the Demised Premises or otherwise, or any rights superseding any of Tenant’s existing or future lenders or other purchase-money creditors. Without limitation to the foregoing waiver, at Tenant’s request from time to time, Landlord shall enter into enter a commercially reasonable agreement in that regard with Tenant’s Lender and shall provide an executed original of such agreement to Tenant within ten (10) days of receipt of said waiver.

23.	Fire and Casualty Damage.

a.	If the Demised Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give prompt written notice thereof to Landlord.

b.	If the Demised Premises or any part thereof shall be damaged by fire or other casualty such that Tenant cannot continue to conduct its business in the Demised Premises and such damage shall not be repaired and restored so that Tenant can thereafter conduct its business in the Demised Premises within ninety (90) days of such damages or destruction, then and in such event, Tenant shall have the right to cancel this Lease effective as of the aforesaid 90th day by written notice to the Landlord. Tenant shall not pay rent for said period during which Tenant cannot continue to conduct its business in the Demised Premises.

c.	If the Demised Premises should be damaged by any peril covered by the insurance provided by Landlord, but only to such extent that rebuilding or repairs can in Landlord’s estimation be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild or repair such building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Demised Premises by Tenant. If the Demised Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

d.	If the Demised Premises should be damaged by fire or other casualty due to the negligence or misconduct of Tenant, its employees, agents, servants, invitees or guests, the cost of repair, restoration or rehabilitation of the building or Demised Premises or both shall be paid from Landlord’s fire and extended coverage insurance policies, and any additional amounts necessary to complete such repair, restoration or rehabilitation shall be at Tenant’s sole expense, and in such event, rent shall not abate. If Landlord elects not to repair the building or the Demised Premises or both have been damaged by casualty due to the act or neglect of Tenant, its employees, agents, servants, invitees or guests, Tenant shall pay to Landlord, upon demand, the difference between the proceeds received by Landlord from its fire and extended coverage insurance, if any, and the fair market value of the building or the Demised Premises or both.

e.	Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Demised Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirements are made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate, and Landlord shall immediately return to the Tenant the Security Deposit.

24.	Quiet Enjoyment. Landlord covenants that it now has good title to the Demised Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreement herein set forth, shall peaceably and quietly have, hold and enjoy the Demised Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

25.	Default. This Lease and Tenant's right to possession of the Demised Premises is made subject to and conditioned upon Tenant performing all of the covenants and obligations to be performed by Tenant hereunder, at the times and pursuant to terms and conditions set forth herein. The following events shall each be an event of default by Tenant under this Lease (“Default”): (a) Tenant fails to pay any Rent or other charge when the same is due; (b) Tenant fails to perform any other material obligation to be performed by Tenant within the time or times set forth herein; (c) any material misrepresentation, fraud or criminal act by Tenant; (d) Tenant shall become insolvent, make a transfer in fraud of its creditors, make an assignment for the benefit of its creditors, files or has filed against it a petition in bankruptcy, has a receiver, trustee or liquidator appointed over a substantial portion of its property or this Lease, or is adjudicated insolvent. In the event any monetary default shall continue for ten (10) days after receipt of written notice from Landlord, or in the event any non-monetary default shall continue for thirty (30) days after receipt of written notice from Landlord, or in the event Tenant becomes in Default for the same reason three (3) or more times during any two (2) year period within the Term (regardless of whether or not Tenant subsequently cured such Defaults); then, in addition to all other remedies afforded Landlord under this Lease, at law or in equity, Landlord may terminate this Lease, or terminate Tenant's right of possession to the Demised Premises without terminating this Lease, by delivery of written notice to Tenant. In either event, Landlord shall have the right to dispossess Tenant, or any other person in occupancy, together with their property, and re-enter the Demised Premises. No such dispossession of Tenant or re-entry by Landlord, or Landlord’s voluntary acceptance of the keys to the Demised Premises, shall constitute or be construed as an election by Landlord to terminate this Lease, unless Landlord delivers written notice to Tenant specifically terminating this Lease. Upon such re-entry, Tenant shall be liable for all expenses incurred by Landlord in recovering the Demised Premises including, without limitation, clean-up costs, legal fees, removal, storage or disposal of Tenant's property, and restoration costs.

a.	In the event Landlord elects to terminate this Lease, Tenant shall immediately vacate the Demised Premises and pay to Landlord all Rent accrued through the effective date of termination, together with any late fees and interest thereon. In addition thereto, the remainder of the Rent payable by Tenant through the stated expiration date of this Lease shall be accelerated and become immediately due and payable. Notwithstanding the foregoing to the contrary, in the event that the acceleration of rent is ultimately disallowed by a court of law, Tenant shall pay Landlord the amount of the Incentive Payment and the amount of the Tenant Improvement Allowance as liquidated damages and not as a penalty.

b.	In the event Landlord elects not to terminate this Lease, but only to terminate Tenant's right of possession to the Demised Premises, Tenant shall immediately vacate the Demised Premises and pay to Landlord an amount equal to all Rent accrued through the effective date of repossession, together with any late fees and interest thereon. Additionally, Tenant shall pay Landlord the amount of Incentive Payments and Tenant Improvement Allowance Payments that have not been fully returned to Landlord in the form of rental payments by Tenant with the Incentive Payment and the Tenant Improvement Allowance amounts being amortized by Landlord over the entire term of the Lease. Upon repossession, Landlord shall use reasonable efforts to mitigate its damages and relet the Demised Premises upon terms and conditions satisfactory to Landlord; provided, however, Landlord shall have no duty to prioritize the reletting of the Demised Premises over the leasing of other vacant space within the Property. Tenant shall remain liable for all Rent accruing after the date of repossession (together with all late fees and interest), payable monthly as such Rent accrues, in an amount equal to the Rent payable under this Lease, less the rent (if any) collected by Landlord from any reletting. Landlord shall have the right to make repairs, alterations, and additions in or to the Demised Premises and redecorate and remodel the same to the extent deemed reasonably necessary by Landlord in connection with any reletting of the Demised Premises; and Tenant shall pay to Landlord the reasonable cost thereof within fifteen (15) days after receipt of Landlord’s statement.

c.	No action by Tenant after final judgment for possession of the Demised Premises shall reinstate this Lease, and Tenant waives any and all rights of redemption in the event Tenant is judicially dispossessed. Should Landlord elect not to exercise any of its rights in the event of a Default, it shall not be deemed a waiver of such rights as to subsequent Defaults. No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated to be paid shall be deemed to be anything other than a payment on account; nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord and satisfaction; and Landlord may accept any payment without prejudice to Landlord’s right to recover the balance, or pursue any other remedy under this Lease. Landlord reserves the right to apply any monies received from Tenant, regardless of how designated, to any outstanding Rent, interest, late fees or other amounts then owed to Landlord under this Lease. All of the aforesaid rights of Landlord shall be in addition to any remedies which Landlord may have at law or in equity; Landlord shall have the right to pursue any one or all of such remedies; and no election of remedy by Landlord shall preclude Landlord from subsequently pursuing any of Landlord’s other remedies. Tenant shall pay all reasonable costs and reasonable attorney's fees incurred by Landlord from enforcing the covenants of this Lease.

26.	Right to Cure Tenant’s Default. If Tenant is in Default under any provision of this Lease other than for the payment of Rent, and Tenant has not cured such Default within thirty (30) days after receipt of Landlord's written notice, Landlord shall have the right but not the obligation to cure such Default on behalf of Tenant, at Tenant's expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord reasonably deem such performance to be an emergency, or Landlord reasonably determines that such Default will result in a violation of law or the cancellation of any insurance policy maintained by Landlord, or will unreasonably interfere with any other tenants in the Property. If Landlord incurs any reasonable expense, including reasonable attorney's fees, in instituting, prosecuting and/or defending any action or proceeding by reason of any aforesaid emergency or Default, Tenant shall reimburse Landlord for the same, as Additional Rent, with interest calculated thereon at the rate of ten percent (10%) per annum from the date such payment is first due Landlord.

27.	Estoppel Certificates. Within ten (10) business days after Landlord's written request, Tenant shall execute and return to Landlord or its designee a statement in a form reasonably requested by Landlord certifying, to the extent true, that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord. In the event Tenant fails to return such statement within said ten (10) days, setting forth the above or alternatively setting forth any Lease modifications, defenses and/or uncured Defaults, Tenant shall be in Default hereunder or, at Landlord's election, it shall be deemed that Landlord's statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Property.

28.	Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

a.	All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

b.	All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address herein below set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

c.	Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below the parties’ signatures, or at such other address as they have heretofore specified by written notice delivered in accordance herewith.

29.	Requirements of Law. Tenant agrees not to violate the applicable laws, statutes, ordinances, and regulations of any public authority having jurisdiction relating to the particular use and occupancy of the Demised Premises by Tenant. The Demised Premises shall not be used in any manner so as to create any nuisance or trespass or so as to vitiate the policies of insurance on the Demised Premises or to increase the insurance premiums. Tenant hereby warrants and represents to Landlord that it will not create any conditions on the Demised Premises which would constitute a violation of any applicable federal, state or local environmental law, rule, regulation, or code, nor which would, under any existing federal, state or local environmental laws, rules, regulations, or codes, require any remediation or cleanup.

30.	Brokerage. Under separate written agreement, Landlord is obligated to pay a commission to Sansone Group / DDR LLC on August 1, 2015. There are no brokers or agents involved in this Lease transaction other than Sansone Group/DDR, LLC. Landlord and Tenant hereby represent each to the other that they have not discussed this Lease or the subject matter hereof with, and have not engaged in any fashion or any connection with this transaction the services of, any other real estate broker, agent or salesman, so as to create any legal right in any such broker, agent or salesman to claim a commission or similar fee with respect to the conveyance of the Property or the other transactions contemplated by this Agreement and further mutually hold harmless and indemnify the other from any liability arising due to one party’s breach of the warranties set forth in this Section 30.

31.	Confidentiality. The parties acknowledge that the terms and conditions set forth in this Lease are confidential in nature, and that the negotiations preceding the drafting of this instrument constitute proprietary information of both parties. Therefore, the parties and their agents (including Tenant's brokers and attorneys) shall not disclose any of the terms or conditions herein contained to any person other than authorized agents of the parties, to the parties’ lenders, or to any governmental entity to which a party may be required to disclose the Lease terms. In no event shall the parties disclose any such terms or conditions to any third party tenant, or any employee thereof, within the Demised Premises.

32.	Ownership. Notwithstanding anything in this Lease to the contrary, the term "Landlord" as used in this Lease shall be defined as the from time to time current owner(s) of the Property. Landlord may transfer any portion of the Demised Premises and/or any of its rights under this Lease; and, upon such transfer, the conveying party shall automatically be released from all liability with respect to any obligations occurring or covenants to be performed by Landlord or its agents after the effective date of such transfer. None of the covenants of Landlord under this Lease are personal in nature and, in the event any “Landlord” should become in Default under this Lease, recovery by Tenant shall be limited to the interests of the then current “Landlord” in the Property at the time of the assertion of liability. Notwithstanding the foregoing to the contrary, in the event that Landlord transfers ownership prior to the payment of the Incentive Payment and the Tenant Improvement Allowance payments, Landlord shall remain obligated to ensure that the Incentive Payment is made and that all Tenant Improvement Allowance payments are made pursuant to the terms of this Lease.

33.	Miscellaneous.

a.	Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

b.	The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party signing this Lease represents and warrants that such party has full authority to do so and agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

c.	The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provisions hereof, or in any way affect the interpretation of this Lease.

d.	This Lease contains the entire agreement between the parties. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

e.	All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation (i) all payment obligations with respect to taxes and insurance and (ii) all obligations concerning the condition of the Demised Premises.

f.	In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of fire and/or windstorm, acts of God, strikes, lockouts, labor disputes, delays caused by action or inaction of governmental agencies, adverse weather conditions, unavailability of necessary materials and supplies, or changes requested by Landlord or Tenant which cause unavoidable delay, and other causes beyond Landlord's or Tenant’s control, the performance of such act shall be excused for the period of delay and the period of performance of any such act shall be extended accordingly.

g.	If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that is lieu of each clause or provision of this Lease that it is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

h.	All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

i.	This Lease or any other amendment hereto may be executed in several counterparts, and all so executed shall constitute one Lease, binding on both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart. Any signature page delivered by facsimile or email with regard to this Lease or any amendment thereto will be binding to the same extent as an originally executed signature page.

j.	In the event of any dispute, litigation or other proceeding between the parties hereto to enforce any of the provisions of this Lease or any right of either party hereunder, the unsuccessful party to such dispute, litigation or other proceeding shall pay to the Prevailing Party all costs and expenses, including reasonable attorneys’ fees, incurred by the Prevailing Party in enforcing its rights under this Lease. “Prevailing Party” means (i) in the case of the Party initiating the enforcement of rights or remedies, that it recovered substantially all of its claims, and (ii) in the case of the Party defending against such enforcement , that it successfully defended substantially all of the claims made against it, and (iii) if no Party is a “Prevailing Party” within the meaning of the foregoing, then no Party will be entitled to recover its costs and expenses (including attorneys’ fees and disbursements) from any other Party.

[BALANCE OF PAGE LEFT INTENTIONALLY BLANK; PROCEED TO SIGNATURE PAGE]

EXECUTED BY Landlord, this 25 day of March, 2015.

321 Wilson Drive, L.L.C. or its Assigns

By:	/s/ Michael T Stuckenschneider
Printed Name:	Michael T Stuckenschneider
Title:	Manager

Notice Information
PO Box 104613
Jefferson City MO 65110

EXECUTED BY Tenant, this 23rd day of  March, 2015.

Continental Commercial Products, LLC

By:	/s/ Brian Nichols
Printed Name:	Brian Nichols
Title:	VC

Notice Information
Brian Nichols & Dave Feldman
c/o SANDBERG PHOENIX & VONGONTARD P.C.
ATTN: DOUGLAS WHITLOCK, ESQ
600 WASHINGTON AVENUE ST. LOUIS MO 63101

Acknowledged and Agreed

Sansone Group/DDR, LLC

By:
Printed Name:
Title:

“EXHIBIT A”

Legal Description and Parking Spaces

PARCEL A

    PART OF THE FRACTIONAL SECTION 2, TOWNSHIP 44 NORTH, RANGE 12 WEST, IN THE CITY OF JEFFERSON, COLE COUNTY, MISSOURI, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     FROM THE SOUTHWEST CORNER OF SAID FRACTIONAL SECTION 2; THENCE NORTH 86 DEGREES 28 MINUTES EAST, ALONG THE SECTION LINE, 2626.41 FEET, TO THE SOUTHWESTERLY CORNER OF A TRACT LEASED TO VON HOFFMANN PRESS, INC., OF RECORD IN BOOK 202, PAGE 645, COLE COUNTY RECORDER'S OFFICE; THENCE NORTH 04 DEGREES 20 MINUTES WEST, ALONG THE WEST LINE OF SAID TRACT, 1352.85 FEET, TO THE NORTHWESTERLY CORNER OF SAID TRACT; THENCE SOUTH 57 DEGREES 52 MINUTES EAST ALONG THE NORTHERLY LINE THEREOF, 712.75 FEET, TO THE BEGINNING POINT OF THIS DESCRIPTION; THENCE CONTINUING ALONG SAID NORTHERLY LINE, SOUTH 69 DEGREES 14 MINUTES 50 SECONDS EAST, 300.0 FEET; THENCE NORTH 05 DEGREES 40 MINUTES 31 SECONDS WEST, 456.70 FEET, TO THE SOUTHERLY RIGHT-OF-WAY OF INDUSTRIAL DRIVE; THENCE ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, ON A CURVE TO THE RIGHT HAVING A RADIUS OF 2100.4 FEET, A DISTANCE OF 300.0 FEET, TO THE NORTHEASTERLY CORNER OF A TRACT CONVEYED TO VON HOFFMANN CORPORATION, BY DEED OF RECORD IN BOOK 202, PAGE 621, COLE COUNTY RECORDER'S OFFICE; THENCE LEAVING SAID RIGHT-OF-WAY LINE, SOUTH 02 DEGREES 51 MINUTES 08 SECONDS EAST, ALONG THE EAST LINE OF SAID TRACT, 497.69 FEET, TO THE BEGINNING POINT OF THIS DESCRIPTION.

PARCEL B

     PART OF THE FRACTIONAL SECTION 2, TOWNSHIP 44 NORTH, RANGE 12 WEST, COLE COUNTY, MISSOURI, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     FROM THE SOUTHWEST CORNER OF SAID SECTION 2; THENCE NORTH 86 DEGREES 28 MINUTES EAST ALONG THE SECTION LINE, 2626.41 FEET TO THE SOUTHWESTERLY CORNER OF A TRACT OF LAND CONVEYED TO J. M. WILSON AND OPAL B. WILSON, HIS WIFE, BY DEED OF RECORD IN BOOK 108, PAGE 535, COLE COUNTY RECORDER'S OFFICE, AND THE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 4 DEGREES 20 MINUTES WEST ALONG THE WESTERLY LINE OF SAID WILSON TRACT, 1352.85 FEET; THENCE SOUTH 57 DEGREES 52 MINUTES EAST, 712.75 FEET; THENCE SOUTH 68 DEGREES 53 MINUTES EAST, 992.31 FEET TO A POINT ON THE WEST LINE OF A TRACT OF LAND DECREED BY THE CIRCUIT COURT TO BE IN THE NAME OF LOUIS BRUNNER BY INSTRUMENT OF RECORD IN BOOK 113, PAGE 293, COLE COUNTY RECORDER'S OFFICE; THENCE SOUTH 2 DEGREES 58 MINUTES EAST ALONG THE WEST LINE OF SAID BRUNNER TRACT, 491.60 FEET TO THE NORTH LINE OF U.S. ROUTE 50; THENCE WESTERLY ON A CURVE TO THE LEFT, HAVING A RADIUS OF 3,014.93 FEET, A DISTANCE OF 582.42 FEET TO THE SECTION LINE; THENCE SOUTH 86 DEGREES 28 MINUTES WEST ALONG THE SECTION LINE, 876.69 FEET TO THE POINT OF BEGINNING.

PARCEL C

     PART OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 11, TOWNSHIP 44 NORTH, RANGE 12 WEST, IN THE CITY OF JEFFERSON, COUNTY OF COLE, MISSOURI, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     BEGINNING AT THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 11; THENCE SOUTH 5 DEGREES 28 MINUTES 09 SECONDS EAST ALONG THE QUARTER SECTION LINE, 242.50 FEET TO THE NORTHERLY LINE OF U.S. ROUTE 50; THENCE EASTERLY ALONG SAID NORTHERLY LINE ON A CURVE TO THE RIGHT, HAVING A RADIUS OF 3014.95 FEET, A DISTANCE OF 1014.19 FEET TO THE SECTION LINE; THENCE SOUTH 85 DEGREES 51 MINUTES 50 SECONDS WEST ALONG THE SECTION LINE, 985.53 FEET TO THE POINT OF BEGINNING.

PARCEL D

 PART OF THE FRACTIONAL SECTION 2, TOWNSHIP 44 NORTH, RANGE 12 WEST, COLE COUNTY, MISSOURI, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     FROM THE SOUTHWEST CORNER OF SAID SECTION 2; THENCE NORTH 86 DEGREES 28 MINUTES EAST ALONG THE SECTION LINE, 2626.41 FEET TO THE SOUTHWESTERLY CORNER OF A TRACT OF LAND CONVEYED TO J. M. WILSON AND OPAL B. WILSON, HIS WIFE, BY DEED OF RECORD IN BOOK 108, PAGE 535, COLE COUNTY RECORDER'S OFFICE; THENCE NORTH 4 DEGREES 20 MINUTES WEST ALONG THE WEST LINE OF SAID WILSON TRACT, 1352.85 FEET TO THE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE CONTINUING NORTH 4 DEGREES 20 MINUTES WEST ALONG SAID WEST LINE, 500.0 FEET TO THE SOUTHERLY LINE OF INDUSTRIAL DRIVE; THENCE SOUTHEASTERLY ALONG SAID SOUTHERLY LINE, 729.13 FEET; THENCE SOUTH 2 DEGREES 58 MINUTES EAST, 500.0 FEET; THENCE NORTH 57 DEGREES 52 MINUTES WEST, 712.75 FEET TO THE POINT OF BEGINNING.

     EXCEPT THAT PART CONVEYED TO THE CITY OF JEFFERSON, MISSOURI, BY QUIT CLAIM DEED OF RECORD IN BOOK 212, PAGE 330, COLE COUNTY RECORDER'S OFFICE.

PARCEL E

     PART OF TRACT 3 OF NORMAN PLAZA SUBDIVISION, IN THE CITY OF JEFFERSON, MISSOURI, PER PLAT OF RECORD IN PLAT BOOK 11, PAGE 232, COLE COUNTY RECORDER'S OFFICE, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     BEGINNING AT THE SOUTHWESTERLY CORNER OF TRACT NO. 2 OF SAID NORMAN PLAZA SUBDIVISION; THENCE NORTH 86 DEGREES 13 MINUTES 03 SECONDS EAST, ALONG THE SOUTHERLY LINE OF SAID TRACT NO. 2, 235.43 FEET, TO THE WESTERLY LINE OF NORMAN DRIVE; THENCE SOUTH 04 DEGREES 32 MINUTES 37 SECONDS EAST, ALONG THE WESTERLY LINE OF NORMAN DRIVE, 114.22 FEET; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF NORMAN DRIVE, ON A CURVE TO THE LEFT HAVING A RADIUS OF 50.00 FEET, A DISTANCE OF 60.78 FEET; THENCE SOUTH 37 DEGREES 32 MINUTES 23 SECONDS WEST, 332.78 FEET, TO THE SOUTHWESTERLY CORNER OF SAID TRACT NO. 3; THENCE NORTH 03 DEGREES 46 MINUTES 57 SECONDS WEST, ALONG THE WESTERLY LINE OF SAID TRACT NO. 3, 418.58 FEET, TO THE BEGINNING POINT OF THIS DESCRIPTION.

  PARCEL F

 PART OF THE SECTION 2, TOWNSHIP 44 NORTH, RANGE 12 WEST, IN THE CITY OF JEFFERSON, MISSOURI, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF SAID FRACTIONAL SECTION 2; THENCE NORTH 86 DEGREES 28 MINUTES EAST, ALONG THE SOUTH LINE OF SAID SECTION 2, 2626.41 FEET; THENCE NORTH 4 DEGREES 20 MINUTES WEST, ON A LINE BEING THE SOUTHERLY EXTENSION OF THE EAST LINE OF A TRACT CONVEYED TO JAYCEE COLE COUNTY FAIR ASSOCIATION, BY DEED OF RECORD IN BOOK 142, PAGE 19, COLE COUUNTY RECORDER’S OFFICE, AND THE EAST LINE OF SAID TRACT, AND THE NORTHERLY EXTENSION THEREOF, 1852.85 FEET, TO THE SOUTHERLY LINE OF INDUSTRIAL DRIVE; THENCE SOUTHEASTERLY ALONG THE SOUTHERLY LINE OF INDUSTRIAL DRIVE, 729.13 FEET, TO THE BEGINNING POINT OF THIS DESCRIPTION; THENCE SOUTH 2 DEGREES 58 MINUTES EAST, 500 FEET; THENCE SOUTH 68 DEGREES 53 MINUTES EAST, 992.31 FEET; THENCE NORTH 2 DEGREES 58 MINUTES WEST TO THE SOUTHERLY LINE OF INDUSTRIAL DRIVE; THENCE NORTHWESTERLY ALONG THE SAID SOUTHERLY LINE TO THE BEGINNING POINT OF THIS DESCRIPTION.

   EXCEPT THE WESTERLY PART THEREOF CONVEYED TO VON HOFFMAN CORPORATION, BY DEED OF RECORD IN BOOK 257, PAGE 924, COLE COUNTY RECORDER’S OFFICE.

     EXCEPT:

Parcel 1

Part of Fractional Section 2, Township 44 North, Range 12 West, in the City of Jefferson, Cole County, Missouri, more particularly described as follows:

From the southwest corner of said Fractional Section 2; thence N86°01’46”E, along the south line of said Fractional Section 2, 1363.18 feet to the southwest corner of the Southeast Quarter of the Southwest Quarter of said Fractional Section 2; thence N86°06’19”E, along the south line of said Fractional Section 2, 1266.57 feet to the easterly line of a tract described by deed of record in Book 304, page 515, Cole County Recorder’s Office, said point being the point of beginning of a certain Boundary Line Adjustment Agreement of record in Book 314, page 674, Cole County Recorder’s Office; thence N5°03'57"W, along said Adjusted Boundary Line, being the east line of said tract described in Book 304, page 515, 774.54 feet to a point on the south line of a tract described by deed of record in Book 204, page 554, Cole County Recorder’s Office; thence N86°28’02”E, along the south line of said tract described in Book 204, page 554, 9.83 feet to an iron pin marking the southeast corner thereof; thence N4°23'29"W, along the east line of said tract described in Book 204, page 554, 613.16 feet to the POINT OF BEGINNING for this description; thence continuing N4°23’29”W, along the east line of said tract described in Book 204, page 554, 237.06 feet to an iron pin marking the northeast corner thereof and being a point on the south line of a tract described by deed of record in Book 308, page 94, Cole County Recorder’s Office, said point being the point of beginning of a certain Boundary Line Adjustment Agreement of record in Book 314, page 798, Cole County Recorder’s Office; thence N85°32'57"E, along said Adjusted Boundary Line, being the south line of said tract described in Book 308, page 94, 8.97 feet to the southeast corner thereof; thence N4°02'59"W, along said Adjusted Boundary Line, being the east line of said tract described in Book 308, page 94, 199.64 feet to a point on the southerly line of the Industrial Drive right-of-way, being the north boundary of Tract D of the deed of record in Book 646, page 631, Cole County Recorder’s Office; thence S62°17'15"E, along the south line of said Industrial Drive right-of-way, 33.37 feet; thence southeasterly, along the south line of said Industrial Drive right-of-way, on a curve to the right, having a radius of 2774.79 feet, an arc distance of 171.31 feet (the chord of said curve being  S60°31'08"E, 171.28 feet) to the westerly line of the Wilson Drive right-of-way as described by deed of record in Book 212, page 330, Cole County Recorder’s Office; thence S30°01'00"W, along said Wilson Drive right-of-way line, 145.42 feet; thence southwesterly, along said Wilson Drive right-of-way line, on a curve to the left, having a radius of 756.78 feet, an arc distance of 226.95 feet (the chord of said curve being S21°25'32"W, 226.10 feet) to the POINT OF BEGINNING.

Containing 0.79 of an acre.

   ALSO EXCEPT:

Parcel 2

Part of Fractional Section 2, Township 44 North, Range 12 West, in the City of Jefferson, Cole County, Missouri, more particularly described as follows:

From the southwest corner of said Fractional Section 2; thence N86°01’46”E, along the south line of said Fractional Section 2, 1363.18 feet to the southwest corner of the Southeast Quarter of the Southwest Quarter of said Fractional Section 2; thence N86°06’19”E, along the south line of said Fractional Section 2, 1266.57 feet to the easterly line of a tract described by deed of record in Book 304, page 515, Cole County Recorder’s Office, said point being the point of beginning of a certain Boundary Line Adjustment Agreement of record in Book 314, page 674, Cole County Recorder’s Office; thence N5°03'57"W, along said Adjusted Boundary Line, being the east line of said tract described in Book 304, page 515, 774.54 feet to a point on the south line of a tract described by deed of record in Book 204, page 554, Cole County Recorder’s Office; thence N86°28’02”E, along the south line of said tract described in Book 204, page 554, 9.83 feet to an iron pin marking the southeast corner thereof; thence N4°23'29"W, along the east line of said tract described in Book 204, page 554, 553.21 feet to a corner on the southerly line of the Wilson Drive right-of-way as described by deed of record in Book 212, page 330, Cole County Recorder’s Office; thence  S56°32'48"E, along the southerly line of said Wilson Drive right-of-way, 71.91 feet to a corner on the easterly line thereof; thence northerly, along the easterly line of said Wilson Drive right-of-way, on a curve to the right, having a radius of 676.78 feet, an arc distance of 72.36 feet (the chord of said curve being N8°53’19”E, 72.33 feet) to the POINT OF BEGINNING for this description; thence continuing northerly, along the easterly line of said Wilson Drive right-of-way, on said curve to the right, having a radius of 676.78 feet, an arc distance of 213.38 feet (the chord of said curve being N20°59'03"E, 212.50 feet); thence N30°01'00"E, 142.54 feet to a point on the southerly line of the Industrial Drive right-of-way, being the northerly boundary of the property described in Tract D of the deed of record in Book 646, page 631, Cole County Recorder’s Office; thence along the southerly line of said Industrial Drive right-of-way, being the northerly boundary of the property described in said Tract D and Tracts A and F of the deed of record in Book 646, page 631, Cole County Recorder’s Office, the following courses: southeasterly, on a curve to the right, having a radius of 2774.79 feet, an arc distance of 155.44 feet (the chord of said curve being S55°29'33"E, 155.42 feet); thence S53°53'15"E, 183.80 feet; thence southeasterly, on a curve to the left, having a radius of 2100.41 feet, an arc distance of 456.00 feet (the chord of said curve being S60°06'25"E, 455.11 feet); thence leaving the southerly line of the aforesaid Industrial Drive right-of-way, being the northerly boundary of the property described in said Tract D and Tracts A and F of the deed of record in Book 646, page 631, S21°17'01"W, 86.00 feet; thence S79°35'51"E,  122.00 feet; thence S1°11'12"W, 265.00 feet; thence N72°09'48"W, 328.00 feet; thence N58°01'43"W, 695.00 feet to the POINT OF BEGINNING.

Containing 7.18 acres.

SAID PARCEL ABUTTING WILSON DRIVE.